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                                                                  Exhibit 23 (a)


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (no. 333-78051) and Form S-8 (no. 333-69827, 033-65142, 033-62718 and 033-49704) of Hickory Tech Corporation of our report dated February 2, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 2, 2000 relating the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 29, 2000


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